EXHIBIT 4.4



                                 FORM OF WARRANT


THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS.


                              STARBASE CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.:  -------------------------------   Number of Shares:  ----------

Date of Issuance: ----------------  --, ----

StarBase Corporation, a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Pacific Time on the Expiration Date (as defined herein)________________________________ (__________________) ( ) [INSERT 15% OF
# OF CONVERSION SHARES ISSUABLE ON WARRANT TRIGGER DATE] fully paid nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price per share provided in Section 1(b) below; provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

         Section 1.

                  (a) Securities Purchase Agreement. This Warrant is one of the Warrants (the "Preferred Share Warrants") issued pursuant to the terms of that certain Securities Purchase Agreement dated as of July ___, 1998, among the
Company  and  the  Buyers   referred  to  therein  (the   "Securities   Purchase
Agreement").

                  (b) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                           "Closing Bid Price" means, for any security as of any
date, the last closing bid price for such security on The Nasdaq SmallCap Market, Inc. as reported by Bloomberg Financial Markets ("Bloomberg"), or, if The Nasdaq SmallCap Market, Inc. is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Preferred Shares. If the Company and the holders of the Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) of this Warrant. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.)

                           "Approved Stock Plan" shall mean any employee benefit
plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.

                           "Certificate  of  Designations"  means the  Company's
Certificate of Designations, Preferences and Rights of the Preferred Shares.

                           "Common Stock" means (i) the Company's  common stock,
par value $.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                           "Convertible   Securities"   means   any   stock   or
securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                           "Common Stock Deemed Outstanding" means, at any given
time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options (as defined below) or Convertible Securities (as defined below) are actually exercisable or convertible at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon exercise of the Preferred Share Warrants.

                           "Expiration  Date"  means the date two (2) years from
the date of this Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next preceding date that is not a Holiday.

                           "Options"  means any  rights,  warrants or options to
subscribe for or purchase Common Stock or Convertible Securities.

                           "Other  Securities"  means (i) those  warrants of the
Company issued prior to, and outstanding on, the date of issuance of this Warrant, (ii) the Preferred Shares and (iii) the shares of Common Stock issued upon conversion of the Preferred Shares.

                           "Person"  means an  individual,  a limited  liability
company,  a  partnership,   a  joint  venture,   a  corporation,   a  trust,  an
unincorporated organization and a government or any department or agency thereof.

                           "Preferred  Shares" means the shares of the Company's
Series G Convertible Preferred Stock, par value $.01 per share, issued pursuant to the Securities Purchase Agreement.

                           "Securities Act" means the Securities Act of 1933, as
amended.

                           "Warrant"  means this Warrant and all Warrants issued
in exchange, transfer or replacement of any thereof.

                           "Warrant  Exercise  Price" shall be equal to $_______
[SEE SECTION 1.6 OF SECURITIES PURCHASE AGREEMENT], subject to adjustment as hereinafter provided.

         Section 2.        Exercise of Warrant.

                  (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the opening of business on the date hereof and prior to 5:00 P.M. Pacific Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer, and (iii) the surrender to a common carrier for delivery to the
Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than two business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Upon exercise, in whole or in part, of this Warrant, the holder thereof shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares, with respect to which the Warrant has been exercised, immediately prior to the close of business on the date on which the Warrant is surrendered and payment of the amount due in respect of such exercise is made, irrespective of the date of delivery of certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or the Closing Bid Price of a security or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within one business day of receipt of the holder's subscription notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or the Closing Bid Price or arithmetic calculation of the Warrant Shares within one day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price, the last reported sale price (as reported by Bloomberg) or the Closing Bid Price to an independent, reputable investment banking firm or (ii)
the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight
(48) hours from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

                  (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five business days after any exercise and at its own expense, issue a new Warrant identical in all respects to the Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

                  (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

                  (d) If within five (5) business days of the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), the Company shall fail for any reason or for no reason to issue to the holder, a certificate for the number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant or a new Warrant for the number of shares of Common Stock to which such holder is entitled pursuant to Section 2(b) hereof, the Company shall, in addition to any other remedies under this Warrant or the Securities Purchase Agreement or otherwise available to such holder, including any indemnification under Article VIII of the Securities Purchase Agreement, pay as additional damages in cash to such holder on each date after such fifth (5th) business day that the issuance of such Common Stock certificate or new Warrant, as the case may be, is not timely effected an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis and to which the holder is entitled and/or, the number of shares represented by the portion of this Warrant which is not being converted, as the case may be, and
(B) the average of the Closing Bid Price of the Common Stock for the three consecutive trading days immediately preceding the last possible date which the Company could have issued such Common Stock or Warrant, as the case may be, to the holder without violating this Section 2.

                  (e) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula:

         Net Number = (A x B) - (A x C)
                      -----------------
                              B

                  For purposes of the foregoing formula:

                           A= the total number shares with respect to which this Warrant is then being exercised.

                           B= the last  reported  sale  price  (as  reported  by
                           Bloomberg) of the Common Stock on the date immediately preceding the date of the subscription notice.

                           C= the Warrant Exercise Price then in effect at the time of such exercise.

         Section 3.        Covenants as to Common Stock.  The  Company   hereby
covenants and agrees as follows:

                  (a) This Warrant is, and any Preferred Share Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. No impairment of the designations, preferences and rights of the Preferred Shares contained in the Company's Certificate of Designations or any waiver thereof which has an adverse effect on the rights granted hereunder shall be given effect until the Company has taken appropriate action (satisfactory to the holders of Preferred Share Warrants representing a majority of the shares of Common Stock issuable upon the exercise of such Preferred Share Warrants then outstanding) to avoid such adverse effect with respect to this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of the Warrant shall not violate any United States or state securities laws.

         Section 7.        Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below. Notwithstanding the foregoing, this Warrant and the rights granted to the holder hereof are transferable without the consent of the Company only to Affiliates (as defined below) of the holder hereof or otherwise only with the consent of the Company. For purposes of this
Section 7(b), "Affiliates" means (a) with respect to the holder of this Warrant, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the holder of this Warrant or (b) any person that has the same principal investment adviser as the holder of this Warrant.

                  (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Preferred Share Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  (d) The Warrant Shares have been registered Company for resale under the Securities Act pursuant to the Registration Rights Agreement dated July ___, 1998 by and between the Company and the Buyers listed on the signature page thereto (the "Registration Rights Agreement") and the initial holder of this Warrant (and certain assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Registration Rights Agreement.

         Section 8. Adjustment of Warrant Exercise Price and Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                  (a) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of issuance of this Warrant, effect a stock split of the outstanding Common Stock, the applicable Warrant Exercise Price in effect immediately prior to the stock split shall be proportionately decreased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Warrant Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustments under this
Section 8(a) shall be effective at the close of business on the date the stock split or combination occurs.

                  (b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date of issuance of this Warrant, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then , and in each event, the applicable
Warrant Exercise Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Warrant Exercise Price then in effect by a fraction:

                                    (i)  the numerator  of which  shall  be  the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                                    (ii) the  denominator  of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased.

                  (c) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date of issuance of this Warrant, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Warrant shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Warrant been exercised into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 8(c) with respect to the rights of the holder of this Warrant.

                  (d) Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon exercise of this Warrant at any time or from time to time after the date of issuance of this Warrant be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 8(a), (b) and (c), or a reorganization, merger, consolidation, or sale of assets provided for in Section 8(e)), then, and in each event, an appropriate revision to the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be made and provisions shall be made (by adjustments of the Warrant Exercise Price or otherwise) so that the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which this Warrant is exercisable might have been exercised immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                  (e) Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the date of issuance of this Warrant there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 8(a), (b) and (c), or a reclassification, exchange or substitution of shares provided for in Section 8(d)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such

Organic Change an appropriate revision to the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be made and provision shall be made (by adjustments of the Warrant Exercise Price or otherwise) so that the holder of this Warrant shall have the right thereafter to exercise such this Warrant for the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8(e) with respect to the rights of the holders of this Warrant after the Organic Change to the end that the provisions of this Section 8(e) (including any adjustment in the Warrant Exercise Price then in effect and the number of shares of stock or other securities deliverable upon exercise of this Warrant) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                  (f) Consideration for Stock. In case any shares of Common Stock or Convertible Securities, other than the Preferred Shares, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                                            (i) in connection with any merger or
consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                                            (ii) in the event  of any consolida-
tion or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Warrant Exercise Price, or the number of shares of Common Stock obtainable upon exercise of this Warrant, the determination of the applicable Warrant Exercise Price or the number of shares of Common Stock obtainable upon exercise of this Warrant immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock obtainable upon exercise of this Warrant.

                  (g) Record Date. In case the Company shall take record of the holders of its Common Stock or any shares of the Company's preferred stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

                  (h) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Warrant Exercise Price or number of shares of Common Stock obtainable upon exercise of this Warrant pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Warrant a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of this Warrant, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Warrant Exercise Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the exercise of this Warrant. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

         Section 9.        Notice of Certain Events.

                           (i)  The  Company  will give  written notice  to  the
holder of this Warrant at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

                           (ii) The Company will also give written notice to the
holder of this Warrant at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such holder.

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notice, demand, request, waiver or other communication required or permitted to be given under the terms of this Warrant shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses and facsimile number for such communications shall be:

If to the Company:         Chief Financial Officer
                           StarBase Corporation
                           18872 MacArthur Boulevard
                           Suite 300
                           Irvine, California 92612
                           Telephone Number: (714) 442-4482
                           Facsimile Number: (714) 442-4404


If to a holder of this Warrant:
                    At the address of such holder set forth on the Schedule of Purchasers to the Securities Purchase Agreement, with copies to holder's counsel as set forth on the Schedule of Purchasers or as specified in writing by such holder.

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 12. Governing Law; Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and interpreted under the laws of the State of New York without regard to the principles of conflict of laws.

         Section 13. Limitation on Number of Warrant Shares. The Company shall not be obligated to issue any Warrant Shares upon exercise of this Warrant if the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the holders of Warrants representing a majority of the Warrant Shares then issuable upon exercise of outstanding Warrants. Until such approval or written opinion is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount greater than such holder's Cap Allocation Amount (as defined in the Certificate of Designations). In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this
Section 13, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the difference between the last reported sale price (as reported by Bloomberg) of the Common Stock and the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

         Section 14. Date. The date of this Warrant is __________, 199__. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of
Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 15. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Preferred Share Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of Preferred Share Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Preferred Share Warrants then outstanding; provided that no such action may increase the Warrant Exercise Price of the Preferred Share Warrants or decrease the number of shares or class of stock obtainable upon exercise of any Preferred Share Warrants without the written consent of the holder of such Preferred Share Warrant.

                                                 STARBASE CORPORATION



                                                 By:
                                                 Name:
                                                 Title:

                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM
        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                              STARBASE CORPORATION


         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of StarBase Corporation, a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

                  ____________       a "Cash Exercise" with respect to
                                     _______________________ Warrant Shares; and
                                     /or

                  ____________       a "Cashless Exercise" with respect to
                                     ___________________ Warrant Shares ( to the
                                     extent permitted by the terms of the Warrant).

         2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.



Date: _______________ __, ______



___________________________________
   Name of Registered Holder

By:
         Name:
         Title:

                              EXHIBIT B TO WARRANT
                              --------------------


                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of StarBase Corporation, a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, ______




                                      -----------------------------------

                                      By:      _____________________________
                                      Its:     _____________________________